DLJ High Yield Bond Fund
                                 DLJ Focus Funds
                              DLJ Opportunity Funds
                                DLJ Select Funds
                           (collectively, the "Funds")

                                 Code of Ethics
                           Dated as of August 3, 2000

                                   Pursuant to
                       Rule 17j-1(b) Under the Investment
                         Company Act of 1940, as amended

                          -----------------------------

            1.    Purpose and Standards of Conduct

            This Code of Ethics has been adopted by the Boards of Trustees of the Funds in accordance with Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "Act"). This Code of Ethics contemplates that the composition of each Board of Trustees is identical for each Fund to which this Code of Ethics applies. In the event that a Trustee is not a member of one or more of the applicable Boards of Trustees, such Trustee shall only be subject to this Code of Ethics with respect to the Funds on whose Board of Trustees that he serves. Rule 17j-1(b) generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies registered under the Act, if effected by associated persons of such investment companies. The purpose of this Code of Ethics is to provide the Funds with regulations and procedures, designed to comply with the Act and, in particular, Rule 17j-1(b) which states:

            It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

            1.    To employ any device, scheme or artifice to defraud the Fund;

            2. To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

            3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or
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            4.    To engage in any manipulative practice with respect to the
                  Fund.

            This Code of Ethics also proscribes securities transactions involving insider trading (as described below) as well as possible conflicts of interest.

            2.    Application

            (a) This Code of Ethics applies to the "access persons" of the Funds (as such term is defined in Section 3 below). Each access person must read, acknowledge receipt of and retain this Code of Ethics.

            (b) The Funds will maintain a list of all its access persons and will provide each access person with a copy of this Code of Ethics.

            3.    Definitions

            For the purposes of this Code of Ethics, the following definitions shall apply:

            (a) "DLJAM" or "Investment Adviser" means DLJ Asset Management Group, Inc.

            (b) "Access person" means any trustee or director, officer, general partner or "advisory person" (as defined below in subparagraph (c)) of the Funds or the Funds' Investment Advisor.

            (c) "Advisory person" of the Funds or the Funds' Investment Advisor means (i) any employee of the Investment Advisor or the Funds or of any company in a control relationship to the Funds who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined below in subparagraph
(i)) by the Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person, if any, in a control relationship to the Funds or the Funds' Investment Advisor who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a security.

            (d) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

            (e) "Beneficial ownership" shall be interpreted in the same manner as the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) under the Securities
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Exchange Act of 1934, as amended, and shall refer to a direct or indirect pecuniary interest in securities, the benefits of which are enjoyed, directly or indirectly by any person by reason of any contract, arrangement, understanding, relationship (such as, for example, that person's spouse, children or other close familial relationship), agreement or otherwise, and by reason of which such person should be regarded as the true owner, although such securities may not be registered or standing on the books of the issuer in the name of such person. Thus, for example, securities held for a person's benefit in the names of others (such as nominees, trustees and other fiduciaries), securities held by any partnership of which a person is a partner, and securities held by any corporation which is controlled by a person (directly or through intermediaries), would be deemed to be beneficially owned by said person. Similarly, a person ordinarily obtains benefits equivalent to ownership from, and thus is generally regarded as the "beneficial owner" of, securities held in the name of a spouse, a minor child, or a relative of the person or a spouse. Other illustrations of benefits substantially equivalent to those of ownership include application of the income derived from securities to maintain a common home or to meet expenses which the person otherwise would have met from other sources. Such interests which confer beneficial ownership of a security include having or sharing with another: (1) voting power including the power to vote, or to direct the voting of, the security; and/or (2) investment power, including the power to dispose, or to direct the disposition, of such security. A person is also deemed to be the beneficial owner of securities of which such person has the right to acquire beneficial ownership: (i) through the exercise of option; warrants or rights (including options traded on options exchanges) exercisable within 60 days; (ii) through the conversion of securities which are immediately convertible or will become convertible within 60 days; or (iii) pursuant to a power to revoke within 60 days, or pursuant to the automatic termination within 60 days of, a trust, discretionary account or similar arrangement. In addition, beneficial ownership is conferred if voting or investment power is shared with one or more other persons and; therefore, the same shares of stock may be deemed beneficially owned by a number of persons. The Securities and Exchange Commission regards securities held in trust for others as beneficially owned by the trustee if he or she has or shares voting or investment power with respect to such securities.

            (f) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

            (g) "Investment Personnel" means portfolio managers or other employees of DLJAM or the Funds who participate in making investment recommendations to the Funds, as well as persons in a control relationship to such investment companies who obtain information about investment recommendations.

            (h) "Independent trustee" or means a trustee of the Funds who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the Act. A trustee is not deemed to be an interested person of the Funds solely by reason of such person being a member of the Board of Trustees or an owner of shares of the Funds.

            (i) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security (as defined below in subparagraph (j)).

            (j) "Security" shall have the meaning set forth in Section 2(a)(36) of the Act. In general, the term includes any interest or instrument commonly known as a security, except that it shall not include securities issued by the United States which are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers acceptances, bank certificates of deposit, commercial paper or shares of registered open-end investment companies and such other money market instruments as designated by the Board of Trustees of the Funds.

            (k) "Insider trading" shall mean the trading of any security while in possession of material non-public information with respect to which the access person (1) has a duty to keep confidential or (2) knows or should have known was improperly obtained. "Material information" means information which is substantially likely to be considered important by a reasonable investor in making an investment decision, or information which is reasonably certain to have a substantial effect on the price of an issuer's securities. Information is non-public until it has been effectively communicated or made available to the market.

            4.    Exempted Transactions

            The prohibitions of Section 5(a)-(d) of this Code of Ethics shall not apply to:

            (a) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control or in any account of the access person which is managed on a discretionary basis by a person other than such access person and with respect to which such access person does not in fact influence or control such transactions.

            (b) Purchases or sales of securities which are not eligible for purchase or sale by the Funds.

            (c) Purchases or sales which are nonvolitional on the part of either the access person or the Fund.

            (d) Purchases which are part of an automatic dividend reinvestment plan.

            (e) Purchases effected upon the exercise of rights issued by an issuer, pro rata to all holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired.

            (f) Purchases or sales of securities which receive the prior approval of a Managing Director, President, Senior Vice President or any Vice President of DLJAM (or their designees) (such approving officer having no personal interest in such purchases or sales) because such purchases or sales are not likely to have any economic impact on the Funds or on its ability to purchase or sell securities of the same class or other securities of the same issuer.

            (g) Any equity securities transaction, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion and the access person has no prior knowledge of activity in such security by the Funds.

            (h) Purchases or sales which are only remotely potentially harmful to the Funds because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Funds.

            5.    Prohibited Purchases and Sales

            (a) No access person shall purchase or sell, directly or indirectly, any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to such person's actual knowledge at the time of such purchase or sale:

                  (i) is being considered for purchase or sale by the Funds (as defined above in Section 3(d)); or

                  (ii)  is being purchased or sold by the Funds.

            (b) No access person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Funds) any information regarding securities transactions by the Funds or consideration by the Funds or DLJAM of any securities transaction.

            (c) No access person shall make recommendations concerning the purchase or sale of securities by the Funds without disclosing any interest such access person has in the securities or issuer thereof, including, without limitation:

                  (i) any direct or indirect beneficial ownership of any securities of such issuer;

                  (ii) any contemplated transaction by such person in such securities;

                  (iii) any position with such issuer or its affiliates; and

                  (iv) any present or proposed business relationship with such issuer or its affiliates on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such access person in such securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such securities cannot reasonably be expected to have a material adverse effect on any such transaction by the Funds or on the market for the securities generally, such access person shall not be required to disclose his or her interest in the securities or issuer thereof in connection with any such recommendation.

            (d) No access person of the Funds shall participate in any securities transactions on a joint basis with the Funds in violation of applicable law.

            (e) No access person shall engage in "insider trading" whether for his or her own benefit or the benefit of the Funds, DLJAM or others.

            (f) No Investment Personnel shall be permitted to trade in Initial Public Offerings of securities. No Investment Personnel shall participate in a private placement of securities unless Charles Hughes reviews and approves such participation. Approval will only be granted if Charles Hughes determines the investment does not cause a conflict of interest between the Investment Personnel, DLJAM and the Funds. Charles Hughes's decision, and the rationale supporting his decision, will be retained in the records of DLJAM on behalf of the Funds.

            6.    Reporting

            (a) Every access person, subject to the exception (b) below for independent trustees or directors, shall report to the appropriate officer of DLJAM the information described in Section 6(c) of this Code of Ethics with respect to (i) transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security and (ii) holdings of all securities, on an initial and annual basis, in which such access person has direct or indirect beneficial ownership; provided, however, that an access person shall not be required to make a report with respect to transactions effected in any account over which such person does not have any direct or indirect influence or control or in any account which is managed on a discretionary basis by a person other than such access person and with respect to which such access does not in fact influence or control such transactions. Such appropriate officer of DLJAM shall maintain such reports and such other records as are required by Rule 17j-1 under the Act.

            (b) An independent trustee of the Funds need only report to the appropriate officer of the Funds a transaction if such trustee or director at the time of that transaction knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Funds, should have known that during the 15-day period immediately preceding or after the date of the transaction by the trustees or directors, such security is or was purchased or sold by the Funds or such purchase or sale was being considered for purchase or sale by the Funds or DLJAM.

            (c) Every report shall be in writing and shall be delivered not later than (1) 10 days after (A) the end of the calendar quarter in which a transaction to which the report relates was effected (B) the day the individual becomes an access person and (2) within 30 days after the end of DLJAM's fiscal year and shall contain the following information (which in the case of an annual report shall be current as of a date no more than 30 days before the report is submitted):

                  (i) The date of the transaction in and current holdings of securities, the title and the number of shares and the principal amount of each security involved;

                  (ii) The nature of all transactions (i.e., purchase, sale or other type of acquisition or disposition);

                  (iii) The price at which transactions were effected;

                  (iv) The name of the broker, dealer or bank with or through which the transactions were effected; and

                  (v) With respect to any account established by an access person during the quarter in which any securities were held during the quarter for the direct or indirect benefit of the access person:

                        -- the name of the broker, dealer or bank;

                        -- the date the account was established; and

                        -- the date that the report is submitted to the Fund.

            (d) In lieu of the required report, so long as the information in the report required by the subparagraph (c) above is provided, an access person may instruct every brokerage firm at which such access person has an account to send duplicate confirmations of all securities transactions and monthly brokerage statements to the appropriate officer of DLJAM on behalf of the Funds.

            (e) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect beneficial ownership in the security to which the report relates.

            (f) The information on securities transactions received and recorded by DLJAM under Rule 204-2(a)(12) of the Investment Advisors Act of 1940 shall be deemed to satisfy the reporting requirements imposed on access persons of the Funds who are officers or employees of DLJAM when to require information under this Code of Ethics would be duplicative of that already recorded by DLJAM.

            (g) All reports furnished pursuant to this Section 6 will be reviewed by Charles Hughes for compliance with these procedures. These reports will be kept confidential, subject to the rights of inspection by the Board of Trustees of the Funds and by the Securities and Exchange Commission.

            7.    Sanctions

            Upon discovering a violation of this Code of Ethics, the Board of Trustees of the Funds may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.